Exhibit 5.1

July 1, 2016

Board of Directors

Tyco International plc

1 Albert Quay

Cork

Re:                             Tyco International plc — Form S-4 Registration Statement

Dear Sirs,

1.                                      Basis of Opinion

We are acting as Irish counsel to Tyco International plc, registered number 543654, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 1 Albert Quay, Cork, Ireland (the “Company”), in connection with the registration statement on Form S-4 (No. 3) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 1, 2016 (the “Registration Statement”). We refer in particular to the registration by the Company of up to 571,426,893 new ordinary shares of $0.01 par value per share (the “Shares”) pursuant to the Registration Statement (such Shares to be issued pursuant to the merger agreement (the “Merger Agreement”) dated 24 January 2016 between the Company, Johnson Controls, Inc. and certain other parties named therein, including Jagara Merger Sub LLC).

1.1                               This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. This opinion speaks only as of its date.

1.2                               This opinion is also strictly confined to:

(a)                                 the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.4 below.

1.3                               In giving this opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.4                               For the purpose of giving this opinion, we have caused to be made the following legal searches against the Company on July 1, 2016 (together the “Searches”):

(a)                                 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company (the “Memorandum and Articles of Association”), mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

1.5                               This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this opinion.

2.                                      Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares; and

2.2                               the Shares have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and, when issued in accordance with the terms of the Merger Agreement will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1                               that the Registration Statement will have become effective under the Securities Act;

3.2                               that the Shares will be allotted and issued in the manner stated in the Registration Statement;

3.3                               that at the time of the allotment and issuance of the Shares, the resolutions numbered 1, 2, 3, 4, 5, 6 and 10 as set out in the Notice of Extraordinary General Meeting of the Company included in the Registration Statement will have been passed by the shareholders of the Company at a meeting duly convened and held and such resolutions have not been revoked, amended or varied;

3.4                               that as at the time of the allotment and issuance of the Shares, such allotment and issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.5                               a prospectus within the meaning of Part 23 of the Companies Act 2014 of Ireland and any required supplement thereto shall be published in respect of the Shares to be issued pursuant to the Merger Agreement prior to forms of election in connection with the Merger being sent to shareholders in Johnson Controls, Inc.;

Authenticity and bona fides

3.6                               the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.7                               that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8                               that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.9                               that, save for the amendments provided for in the Notice of Extraordinary General Meeting in the Registration Statement, the Memorandum and Articles of Association of the Company effective as of 8 September 2014 are the current Memorandum and Articles of Association, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association;

Accuracy of searches and warranties

3.10                        the accuracy and completeness of the information disclosed in the searches referred to in section 1.4 above and that such information has not since the time of such search or enquiry been altered and such information remains unaltered at the relevant time of the allotment and issue of the Shares. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.11                        the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents and such remaining true, complete and accurate as at the relevant time of the allotment and issue of the Shares.

4.                                      Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the joint proxy statement/prospectus that is part of the Registration Statement.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                      The Registration Statement and the documents incorporated by reference therein.

2.                                      The Merger Agreement dated 24 January 2016 entered into between the Company, Johnson Controls, Inc. and certain other parties named therein, including Jagara Merger Sub LLC.

3.                                      A copy of the resolution of the board of directors of the Company dated 23 January 2016 regarding the approval of and adoption of, among other things, the Merger Agreement and all other matters contemplated thereby and the approval and filing of the Registration Statement with the SEC.

4.                                      A copy of the Memorandum and Articles of Association of the Company in its current form effective 8 September 2014.

5.                                      An Officer’s Certificate of the secretary of the Company dated on or around 1 July 2016.

6.                                      A copy of the Certificate of Incorporation of the Company on re-registration as public limited company under the Companies Act 2014 of Ireland on 1 June 2015.

7.                                      Letter of Status from the Irish Companies Registration Office dated 1 July 2016.